Exhibit 10.45

COMSOVEREIGN HOLDING CORP.

Non-Negotiable, Secured Promissory Note

Principal Amount: US1,100,000.00	Date: December 8, 2020

FOR VALUE RECEIVED, the undersigned, COMSOVEREIGN HOLDING CORP, a Nevada corporation, with a principal business address located at 6600 N Eagle Drive, Tucson, AZ 85750 (“COMS”) and its wholly owned subsidiary, VIRTUAL NETCOM, LLC, a Virginia limited liability company, with the same business address (“VNC”, and together with COMS, and each individually, hereinafter “Obligor”), hereby unconditionally promise to pay to the order of DWX SERVICING AGENT, LLC, an Ohio limited liability company (the “Holder”), the sum of ONE MILLION ONE HUNDRED THOUSAND UNITED STATES DOLLARS (US$1,100,000.00) plus interest, fees and other charges due under the Secured Loan Agreement, as defined below (the “Loan Amount”). The Loan Amount includes $100,000.00 which is being withheld as an original issue discount and to cover Holder’s legal and other associated expenses.

The loan evidenced by this Non-Negotiable, Secured Promissory Note (the “Note”) shall accrue interest and repay principal and other fees and expenses in the manner and in the amounts required by that certain Secured Loan Agreement effective as of the same date hereof, as the same may be amended, restated or amended and restated from time to time (the “Secured Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Secured Loan Agreement unless the context shall otherwise require.

The Loan Amount is payable in accordance with the terms hereof by the Obligors in United States Dollars at the Holder’s offices located at 3694 Seaford Drive, Columbus, Ohio 43220. Obligors may prepay all or any part of the principal amount evidenced by this Note without prepayment penalty or premium and without any notice to Holder.

If at any time Holder receives, from Obligors or otherwise, any amount applicable to this Note which is less than all amounts due and payable at such time, Holder may apply that payment to amounts then due and payable under this Note in any manner and in any order determined by Holder, in Holder’s discretion. Obligors agree that neither Holder’s acceptance of a payment from Obligors in an amount that is less than all amounts then due and payable nor Holder’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

To secure Obligor’s obligations hereunder, Obligors hereby additionally grant unto Holder a lien on and first priority security interest in the equity interests of VNC and all of VNC’s assets, including, but not limited to, all real and personal property and other tangible and intangible assets, the equity interests of VNC subsidiaries and the following specific patents listed below:

1.	United States Patent No. 9,706,431 B1 dated July 11, 2017

2.	United States Patent No. 9,807,643 B1 dated October 31, 2017

(all the foregoing the “Collateral”).

In conjunction with this Note, Obligor shall cause liens to be filed in accordance with the Uniform Commercial Code (“UCC”) in Nevada and Virginia against the Obligor for the Loan Amount. Further, Obligor shall, from time to time, upon Holder’s request, execute and deliver such mortgages, deeds of trust, pledge agreements, security agreements, and UCC filings and other agreements and documents as Holder reasonably requests in order to perfect such liens and security interests.

If an Event of Default has occurred and is continuing, and has extended beyond any grace or cure period as provided for in the Secured Loan Agreement, the entire unpaid principal balance, any accrued interest, and all other amounts payable under this Note shall at once become due and payable, at the option of Holder, in accordance with the Secured Loan Agreement.

The following shall constitute events of default (each, an “Event of Default”):

•	Obligor fails to pay any amount when due hereunder, whether at stated maturity, by acceleration, or otherwise fails to perform or breaches a covenant in this Note, the Secured Loan Agreement or any other Loan Document;

•	If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal, state or provincial laws of the United States relating to insolvency or relief of debtors (a Bankruptcy Law”), Obligor shall:

(i)	commence a voluntary case or proceeding;

(ii)	consent to the entry of an order for relief against it in an involuntary case;

(iii)	consent to the appointment of a trustee, receiver, assignee, liquidator, or similar official;

(iv)	make an assignment for the benefit of its creditors; or

(v)	admit in writing its inability to pay its debts as they become due; or

•	If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Obligor in an involuntary case or (ii) appoints a trustee, receiver, assignee, liquidator, or similar official for Obligor or substantially all of Obligor’s assets or properties.

Obligor hereby waives demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agrees that the Obligor’s liability under this Note shall not be affected by any renewal or extension in time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and Obligor hereby consents to any and all renewals, extensions, indulgences, release or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

No waiver by Holder of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Holder; no delay or omission in the exercise or enforcement by Holder of any rights or remedies shall ever be construed as a waiver of any right or remedy of Holder; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Holder.

Obligor hereby agrees to indemnify and hold harmless the Holder and its agents and employees from and against any and all losses, claims, damages, liabilities and expenses including, without limitation, reasonable attorneys’ fees and costs and disbursements, which may be imposed or incurred by any of them in connection with this Note, including, without limitation, those asserted by Obligor or any other third party, except that no such party will be indemnified for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

This Note is being executed and delivered, and is intended to be performed, in the State of New York. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Note. This Note is being fully guaranteed, plus reasonable collection costs, by VNC, who will directly or indirectly benefit from the funding provided by the Holder.

This Note is secured. All obligations of any party under this Note shall be joint and several. This means that each party signing below is responsible for all obligations in this Note. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Note.

Holder hereby agrees that this Note is a non-negotiable instrument and may not be sold, conveyed, assigned, or transferred. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Obligor promises to pay the reasonable costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys’ fees of the Holder.

IN WITNESS WHEREOF, the undersigned Obligor has executed and delivered to Holder this Note as of the date first written above.

OBLIGORS:

COMSOVEREIGN HOLDING CORP		VIRTUAL NETCOM, LLC

By:	/s/ Daniel L. Hodges	By:	/s/ Daniel L. Hodges

Its:	Chief Executive Officer	Its:	Chief Executive Officer

GUARANTEE

The undersigned, VIRTUAL NETCOM, LLC, (“Guarantor”), hereby unconditionally guarantees to Holder and its successors, endorsees and assigns the prompt and full payment when due, whether by acceleration or otherwise, with such interest as may accrue thereon after any default or maturity thereof, and such prepayment premiums and other charges as may be due in connection therewith, of the Note. Guarantor does hereby further unconditionally guarantees to Holder the full and prompt payment and performance of any and all obligations whatsoever of Obligor under the terms of any of the Note, the Secured Loan Agreement, any related security agreement and any other documents to or of which Obligor is a party or beneficiary now or hereafter evidencing, securing or otherwise relating to the Note, the Secured Loan Agreement or any related security agreement (collectively, the “Note Documents”), whether such obligations now exist or arise hereafter.

Guarantor does hereby agree that if the Note is not paid by Obligors in accordance with its terms for any reason whatsoever, or if any and all sums which are now or may hereafter become due from Obligor to Holder under the Note Documents are not paid by Obligor in accordance with their terms for any reason whatsoever, Guarantor will immediately make such payments. Guarantor further agrees to pay Holder all expenses actually paid or incurred by Holder in endeavoring to collect all or any portion of the indebtedness evidenced by the Note, to enforce any other obligations guaranteed hereby, or to enforce this Guaranty (including, without limitation, all reasonable attorneys’ fees and legal expenses actually incurred at ordinary hourly rates). The provisions of this Guaranty shall extend and be applicable to all renewals, replacements, amendments, extensions, consolidations and modifications of the Note and the other Note Documents, and any and all references herein to the Note and the other Note Documents or any of them shall be deemed to include any such renewals, replacements, amendments, extensions, consolidations or modifications thereof.

This is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Obligors or any other person (including, without limitation, other guarantors, if any), nor against the Collateral. Guarantor waives any right to require that an action be brought against Obligor or any other person or to require that resort be had to any Collateral.

IN WITNESS WHEREOF, the undersigned Guarantor has executed and delivered this agreement as of the 8th day of December 2020.

GUARANTOR:

VIRTUAL NETCOM, LLC

By:	/s/ Daniel L. Hodges

Its:	Chief Executive Officer

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